UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 15, 2009

SPANSION INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices, including zip code)

(408) 962-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 15, 2009, Spansion Inc. (the “Company”) issued a press release announcing that it is exploring strategic alternatives, including, but not limited to, opportunities to merge with or sell to similar U.S. or foreign businesses. The Company has engaged Barclays Capital to assist with exploration of these strategic alternatives.

The Company also announced that it has initiated discussions relating to a potential balance sheet restructuring, and consequently, the Company has decided to delay making the interest payment on its outstanding 11.25% Senior Notes due 2016, which is due January 15, 2009. Under the indenture governing the 11.25% Senior Notes, a failure to make an interest payment is subject to a 30-day cure period. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.

By:	/s/ Dario Sacomani
	Name: Title:	Dario Sacomani Executive Vice President and Chief Financial Officer

Date: January 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 15, 2009.